Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Resources Connection, Inc. of our reports dated July 28, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of Resources Connection, Inc. for the year ended May 31, 2014.

/s/ McGladrey LLP

McGladrey LLP

Irvine, California

December 18, 2014